Exhibit 99.1

Actuant Reports Third Quarter 2019 Results

Third Quarter 2019 Highlights*

  Total net sales were $295 million for the quarter.  Core sales increased 3% on a year-over-year basis while foreign currency decreased net sales 4% and the impact from acquisitions and divestitures decreased net sales by 6%.
  The Industrial Tools & Services (“IT&S”) segment achieved third quarter revenues of $167 million and delivered a core net sales increase of 8% year-over-year.
  The Engineered Components & Systems (“EC&S”) segment achieved revenues of $129 million with a core net sales decrease of 2%.
  GAAP Operating Margin was 16.0% versus 10.3% in third quarter 2018 (see Consolidated Results below, along with the attached reconciliation of earnings).  Adjusted Operating Margin expanded 280bps over third quarter 2018 to 13.5%, from 10.7%.
  Adjusted EBITDA Margin increased by 190bps with sustained improvement in operating leverage over the third quarter of 2018.
  GAAP diluted earnings per share (“EPS”) was $0.52 in the third quarter of fiscal 2019, versus $0.48 in the comparable period in 2018.  Adjusted EPS was $0.45, a 15% improvement over third quarter 2018 adjusted EPS of $0.39.
  Continued reduction in year-over-year leverage (Net Debt to Adjusted EBITDA), achieving 1.8x at the end of third quarter 2019, down from 2.6x at the end of third quarter 2018.
  Retaining the remaining Cortland business following a comprehensive sale process and strategic review of Cortland’s future growth opportunities, specifically in the medical business.

  *This news release contains non-GAAP financial measures in addition to financial measures in accordance with GAAP.  Reconciliations of the GAAP to non-GAAP financial measures can be found in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--June 26, 2019--Actuant Corporation (NYSE: ATU) today announced results for its fiscal 2019 third quarter ended May 31, 2019.

“We are pleased with the continued strong performance of our IT&S segment, which was driven by solid product sales in North America and very strong service sales in the Middle East and North Sea. Despite challenging year-over-year comparisons, this quarter marks five consecutive quarters of total core growth and seven quarters of core product sales growth within the consolidated IT&S business. We continue to take actions to enhance growth and profitability, including driving new product development and executing on our previously announced restructuring actions,” commented Randy Baker, Actuant’s President and CEO.

Mr. Baker continued, “Our results this quarter reflect the solid execution of our growth and profitability plans resulting from the hard work of our teams around the world. I appreciate their incredible dedication, which has been instrumental in getting us to where we are today. We are well positioned to become a top-tier industrial tools and services company, and we have a bright future ahead of us.”

Consolidated Results
(US$ in millions)

	Three Months Ended May 31		Nine Months Ended May 31
	2019	2018	2019	2018
Sales	$295.3	$317.1	$859.7	$881.2
Operating Profit	$47.4	$32.7	$54.4	$57.2
Adjusted Op Profit	$39.9	$33.9	$90.7	$72.3
Adjusted Op Profit %	13.5%	10.7%	10.6%	8.2%
Earnings Per Share	$0.52	$0.48	$0.29	$0.26
Adjusted Earnings Per Share	$0.45	$0.39	$0.90	$0.71
Net Income	$32.4	$29.0	$17.7	$16.0
EBITDA	$56.2	$43.2	$78.1	$87.1
Adjusted EBITDA	$47.1	$44.4	$112.7	$102.2
EBITDA Margin%	19.0%	13.6%	9.1%	9.9%
Adjusted EBITDA Margin%	15.9%	14.0%	13.1%	11.6%
  Consolidated net sales for the third quarter were $295.3 million, compared to $317.1 million in the prior year quarter. Core sales improved 3% year-over-year, while foreign currency rate changes decreased net sales by 4% and the impact of divestitures (Precision-Hayes International and Cortland Fibron) reduced net sales by 6%.
  Fiscal 2019 third quarter net income and EPS were $32.4 million and $0.52, compared to a net income of $29.0 million and EPS of $0.48, respectively, in the comparable prior year quarter. Fiscal 2019 third quarter earnings included:
    Net benefit of $9.9 million, or $0.16 per share after tax, related to an impairment and divestiture benefit, along with a depreciation/amortization true-up resulting from Cortland assets being reclassified into assets held for use, partially offset by EC&S divestiture costs;
    Restructuring charges of $1.1 million, $0.7 million benefit net of tax ($0.01 per share) related to the previously announced IT&S restructuring;
    $5.4 million ($0.09 per share) of charges primarily related to an adjustment to the original provision for U.S. tax reform; and
    Debt issuance costs of $0.5 million related to the modification of our revolving credit facilities in the third quarter.
  Fiscal 2018 third quarter earnings included restructuring charges of $1.2 million (benefit of $0.2 million and no EPS impact, after tax) and a $4.9 million ($0.09 per share) benefit related to an adjustment to the original provision for U.S. tax reform.
  Excluding impairment, other divestiture and restructuring charges, adjusted EPS for the third quarter of fiscal 2019 was $0.45, compared to $0.39 in the comparable prior year period (see attached reconciliation of earnings).
  Consolidated net sales for the nine months ended May 31, 2019 were $859.7 million, compared to $881.2 million in the prior year period. Core sales improved 4% year-over-year while foreign currency rates decreased net sales by 3% and the net impact of acquisitions and divestitures also decreased net sales by 3%.
  Fiscal 2019’s first nine months’ net income and EPS were $17.7 million and $0.29, respectively, compared to a net income and EPS of $16.0 million and $0.26, respectively, in the comparable prior year period.

Segment Results

Industrial Tools & Services Segment (IT&S)
(US$ in millions)

	Three Months Ended May 31		Nine Months Ended May 31
	2019	2018	2019	2018
Sales	$166.7	$158.7	$464.9	$437.7
Operating Profit	$34.9	$31.7	$87.8	$71.5
Adjusted Op Profit (1)	$36.0	$32.2	$88.9	$74.9
Adjusted Op Profit Margin% (1)	21.6%	20.3%	19.1%	17.1%

(1) Excludes $1.1 million of restructuring charges in both the third quarter of fiscal 2019 and the nine months ended May 31, 2019 compared to $0.5 million in the third quarter of fiscal 2018 and $3.4 million in the nine months ended May 31, 2018.

  Third quarter fiscal 2019 IT&S segment net sales were $166.7 million, 5% higher than the prior year. Core sales increased 8%, the impact of foreign currency exchange rates decreased net sales by 4% year-over-year, and acquisitions added 1%.
  Solid top line growth in both product and service resulted from the continued strength of our end markets and the impact of our prior commercial investments. The Middle East experienced double digit top line growth in product and service and North America experienced solid product sales.
  Adjusted operating profit improved as a result of increased sales volume and continued product margin expansion.
Engineered Components & Systems Segment (EC&S)
(US$ in millions)

	Three Months Ended May 31		Nine Months Ended May 31
	2019	2018	2019	2018
Sales	$128.5	$158.4	$394.8	$443.5
Operating Profit	$19.6	$9.6	$(10.1)	$9.2
Adjusted Op Profit (2)	$10.7	$9.7	$24.7	$16.0
Adjusted Op Profit Margin% (2)	8.3%	6.1%	6.3%	3.6%

(2) The third quarter of fiscal 2019 excludes a net $10.6 million impairment and divestiture benefit, along with $1.7 million of depreciation/amortization true-up related to Cortland assets being reclassified into assets held for use. The third quarter of 2018 excludes $0.1 million of restructuring charges. The nine months ended May 31, 2019 excludes restructuring charges of $0.4 million, impairment and other divestiture charges of $32.7 million and $1.7 million of depreciation/amortization true-up also related to Cortland assets being reclassified into assets held for use. The nine months ended May 31, 2018 excludes restructuring charges of $3.8 million and
$3.0 million of impairment and other divestiture charges.

  Third quarter fiscal 2019 EC&S net sales were $128.5 million, a 19% decrease from the prior year. The divestiture of Precision-Hayes International and Cortland Fibron resulted in a decrease in net sales of $21.7 million (14%) and the strengthening of the US dollar reduced net sales an additional 3%.
  Core sales were down 2% due to weather-related challenges in the U.S. agriculture market along with softening in the U.S. frac and European truck markets.
  Adjusted operating profit margin improved due to pricing, operating efficiencies and lower incentive compensation expense.

Corporate Expenses and Income Taxes (excluding restructuring, debt-issuance and one-time tax items)

  Corporate expenses for the third quarter of fiscal 2019 were $6.8 million, $1.3 million lower than the comparable prior year period, primarily resulting from decreased incentive compensation expense.
  The third quarter effective income tax rate of approximately 15% was in line with expectations but higher than the prior year rate of 9%.
Balance Sheet and Leverage
(US$ in millions)
	Period Ending
	May 31, 2019	Aug 31, 2018	May 31, 2018
Cash Balance	$201.3	$250.5	$189.5
Debt Balance	$475.2	$532.7	$540.0
Net Debt to Adjusted EBITDA	1.8	1.9	2.6
  Net debt at May 31, 2019 was approximately $274 million (total debt of $475 million less $201 million of cash), which decreased approximately $57.5 million from the end of fiscal 2018 and $77 million from third quarter of fiscal 2018. Net Debt to Adjusted EBITDA was 1.8x at May 31, 2019.

Outlook for Q4 2019

The company provides the following updated outlook for its fourth quarter 2019:

  Annual sales: $1.125 to $1.135 billion, with annual core sales growth between 2% and 3%;
  Full year adjusted EBITDA: $151 to $155 million;
  Full year adjusted EPS: $1.15 to $1.21;
  Full year free cash flow: $62 to $70 million;
  Fourth quarter sales: $265 to $275 million;
  Fourth quarter adjusted EBITDA: $38 to $42 million; and
  Fourth quarter adjusted EPS: $0.25 to $0.31.

Mr. Baker said, “Our outlook for the year reflects the continued positive fundamentals of the IT&S business and its solid end-markets, offset by some softness in several EC&S end-markets. Looking forward, we are excited about the IT&S opportunities we see to drive growth and operate even more efficiently as we execute our strategies to deliver enhanced value for shareholders.”

All guidance excludes restructuring, impairment and divestiture charges, one-time tax adjustments and the impact of potential future acquisitions, dispositions, share repurchases and tariffs.

EC&S Divestiture Process

As previously announced, the Company intends to solely focus on the IT&S segment and pursue a standalone strategy as a pure play industrial tools and services company. To achieve its objective, the Company initiated a process to unlock value of the remaining EC&S segment and enhance long-term value for its shareholders through a potential divestiture of the segment.

The process continues and the Company will comment on or provide updates regarding these matters (including the status of the divestiture) only when the Company determines that further disclosure is appropriate or required. No assurance can be given that any transaction will result from the EC&S sale process or as to its timing.

Conference Call Information

An investor conference call is scheduled for 10am CT today, June 26, 2019. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Among other risks and factors, Actuant’s results are subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, tax reform, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K for the fiscal year ended August 31, 2018 filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. They include EBITDA, Adjusted EBITDA, Adjusted EPS, Adjusted Operating Profit, Free Cash Flow and Net Debt. This press release includes reconciliations of these non-GAAP measures to the most comparable GAAP measure, including in the tables attached to this press release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate Actuant’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the factors management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

About Actuant Corporation

Actuant Corporation is a diversified industrial company serving customers from operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic tools and solutions; specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	May 31,	August 31,
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$201,334	$250,490
Accounts receivable, net	202,808	187,749
Inventories, net	167,592	156,356
Assets held for sale	-	23,573
Other current assets	44,475	42,732
Total current assets	616,209	660,900

Property, plant and equipment, net	89,973	90,220
Goodwill	491,499	512,412
Other intangible assets, net	158,182	181,037
Other long-term assets	37,293	36,769

Total assets	$1,393,156	$1,481,338

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$126,145	$130,838
Accrued compensation and benefits	39,929	54,508
Current maturities of debt	6,250	30,000
Income taxes payable	8,762	4,091
Liabilities held for sale	-	44,225
Other current liabilities	52,477	67,299
Total current liabilities	233,563	330,961

Long-term debt, net	468,984	502,695
Deferred income taxes	21,101	21,933
Pension and postretirement benefit liabilities	14,275	14,869
Other long-term liabilities	47,809	52,168
Total liabilities	785,732	922,626

Shareholders' equity
Capital stock	16,374	16,285
Additional paid-in capital	177,584	167,448
Treasury stock	(617,731)	(617,731)
Retained earnings	1,184,749	1,166,955
Accumulated other comprehensive loss	(153,552)	(174,245)
Stock held in trust	(3,075)	(2,450)
Deferred compensation liability	3,075	2,450
Total shareholders' equity	607,424	558,712

Total liabilities and shareholders' equity	$1,393,156	$1,481,338

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2019	2018	2019	2018

Net sales	$295,266	$317,096	$859,704	$881,216
Cost of products sold	183,365	200,587	545,309	574,100
Gross profit	111,901	116,509	314,395	307,116

Selling, administrative and engineering expenses	69,612	77,463	213,548	220,228
Amortization of intangible assets	4,411	5,184	12,131	15,483
Restructuring charges	1,115	1,170	1,578	11,249
Impairment & divestiture charges	(10,597)	-	32,741	2,987
Operating profit	47,360	32,692	54,397	57,169

Financing costs, net	7,255	7,756	21,703	22,874
Other expense (income), net	378	(81)	1,946	830
Income before income tax expense (benefit)	39,727	25,017	30,748	33,465

Income tax expense (benefit)	7,309	(3,995)	13,029	17,448
Net earnings	$32,418	$29,012	$17,719	$16,017

Earnings per share
Basic	$0.53	$0.48	$0.29	$0.27
Diluted	0.52	0.48	0.29	0.26

Weighted average common shares outstanding
Basic	61,422	60,683	61,232	60,291
Diluted	61,840	61,064	61,701	60,850

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2019	2018	2019	2018

Operating Activities
Net earnings	$32,418	$29,012	$17,719	$16,017
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment & divestiture charges, net of tax effect	(11,162)	-	29,362	12,385
Depreciation and amortization	9,263	10,415	25,604	30,800
Stock-based compensation expense	3,091	3,659	10,253	11,951
Benefit for deferred income taxes	(684)	(3,455)	(2,129)	(10,579)
Amortization of debt issuance costs	282	413	884	1,239
Other non-cash adjustments	199	147	262	347
Changes in components of working capital and other, excluding acquisitions and divestitures:
Accounts receivable	11,393	(4,584)	(25,043)	(21,456)
Inventories	2,135	(4,157)	(22,662)	(22,590)
Trade accounts payable	1,443	6,915	(1,367)	5,162
Prepaid expenses and other assets	5,392	(4,524)	(4,029)	(13,692)
Income tax accounts	2,881	8,484	4,412	25,989
Accrued compensation and benefits	2,623	7,778	(13,817)	(2,181)
Other accrued liabilities	(6,769)	7,592	(18,258)	2,197
Cash provided by operating activities	52,505	57,695	1,191	35,589

Investing Activities
Capital expenditures	(8,052)	(6,169)	(23,719)	(18,716)
Proceeds from sale of property, plant and equipment	1,297	35	1,349	148
Rental asset buyout for Viking divestiture	-	-	-	(27,718)
Proceeds from sale of business, net of transaction costs	-	-	36,159	8,780
Cash paid for business acquisitions, net of cash acquired	-	(5,809)	-	(22,326)
Cash (used in) provided by investing activities	(6,755)	(11,943)	13,789	(59,832)

Financing Activities
Principal repayments on term loan	(10,000)	(7,500)	(57,500)	(22,500)
Payment for redemption of term loan	(200,000)	-	(200,000)	-
Proceeds from issuance of term loan	200,000	-	200,000	-
Payment of debt issuance costs	(2,125)	-	(2,125)	-
Stock option exercises & other	321	130	1,352	10,435
Taxes paid related to the net share settlement of equity awards	(322)	(172)	(1,811)	(1,279)
Cash dividend	-	-	(2,439)	(2,390)
Cash used in financing activities	(12,126)	(7,542)	(62,523)	(15,734)

Effect of exchange rate changes on cash	(2,678)	(2,315)	(1,613)	(104)
Net increase (decrease) in cash and cash equivalents	30,946	35,895	(49,156)	(40,081)
Cash and cash equivalents - beginning of period	170,388	153,595	250,490	229,571
Cash and cash equivalents - end of period	$201,334	$189,490	$201,334	$189,490

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL TOOLS & SERVICES SEGMENT	$141,991	$136,986	$158,735	$153,373	$591,085	$148,655	$149,521	$166,732	$-	$464,908
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	146,964	138,179	158,361	148,022	591,526	143,876	122,386	128,534	-	394,796
TOTAL	$288,955	$275,165	$317,096	$301,395	$1,182,611	$292,531	$271,907	$295,266	$-	$859,704

% SALES GROWTH
INDUSTRIAL TOOLS & SERVICES SEGMENT	2%	5%	8%	12%	7%	5%	9%	5%	-	6%
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	16%	7%	7%	6%	9%	-2%	-11%	-19%	-	-11%
TOTAL	9%	6%	7%	9%	8%	1%	-1%	-7%	-	-2%

OPERATING PROFIT (LOSS)
INDUSTRIAL TOOLS & SERVICES SEGMENT	$22,218	$20,510	$32,206	$28,783	$103,718	$26,345	$26,596	$35,992	$-	$88,933
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	5,107	1,177	9,714	8,789	24,787	8,593	5,484	10,664	-	24,741
CORPORATE / GENERAL	(6,023)	(4,612)	(8,042)	(5,298)	(23,976)	(7,400)	(8,780)	(6,786)	-	(22,966)
ADJUSTED OPERATING PROFIT	$21,302	$17,075	$33,878	$32,274	$104,529	$27,538	$23,300	$39,870	$-	$90,708
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	(70,071)	(73,058)	(36,453)	(6,886)	10,597	-	(32,742)
RESTRUCTURING CHARGES (1)	(6,629)	(4,284)	(1,186)	(746)	(12,845)	(403)	(60)	(1,115)	-	(1,578)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
DEPRECIATION & AMORTIZATION TRUE UP (2)	-	-	-	-	-	-	-	(1,704)	-	(1,704)
OPERATING PROFIT (LOSS)	$14,673	$9,804	$32,692	$(38,543)	$18,626	$(9,318)	$16,354	$47,360	$-	$54,396

ADJUSTED OPERATING PROFIT %
INDUSTRIAL TOOLS & SERVICES SEGMENT	15.6%	15.0%	20.3%	18.8%	17.5%	17.7%	17.8%	21.6%	-	19.1%
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	3.5%	0.9%	6.1%	5.9%	4.2%	6.0%	4.5%	8.3%	-	6.3%
ADJUSTED OPERATING PROFIT %	7.4%	6.2%	10.7%	10.7%	8.8%	9.4%	8.6%	13.5%	-	10.6%

EBITDA
INDUSTRIAL TOOLS & SERVICES SEGMENT	$25,567	$24,594	$36,394	$32,763	$119,318	$30,038	$30,153	$40,015	$-	$100,206
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	11,004	7,267	15,093	15,114	48,478	12,841	8,486	12,651	-	33,978
CORPORATE / GENERAL	(5,508)	(5,073)	(7,113)	(4,672)	(22,366)	(7,362)	(8,544)	(5,615)	-	(21,521)
ADJUSTED EBITDA	$31,063	$26,788	$44,374	$43,205	$145,430	$35,517	$30,095	$47,051	$-	$112,663
IMPAIRMENT & DIVESTITURE CHARGES	-	(2,987)	-	(70,071)	(73,058)	(36,453)	(6,886)	10,597	-	(32,742)
RESTRUCTURING CHARGES (1)	(6,629)	(4,284)	(1,186)	(746)	(12,845)	(403)	(60)	(1,115)	-	(1,578)
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	(288)	-	(288)
EBITDA	$24,434	$19,517	$43,188	$(27,612)	$59,527	$(1,339)	$23,149	$56,245	$-	$78,055

ADJUSTED EBITDA %
INDUSTRIAL TOOLS & SERVICES SEGMENT	18.0%	18.0%	22.9%	21.4%	20.2%	20.2%	20.2%	24.0%	-	21.6%
ENGINEERED COMPONENTS & SYSTEMS SEGMENT	7.5%	5.3%	9.5%	10.2%	8.2%	8.9%	6.9%	9.8%	-	8.6%
ADJUSTED EBITDA %	10.8%	9.7%	14.0%	14.3%	12.3%	12.1%	11.1%	15.9%	-	13.1%

Notes:
(1) Approximately $0.8 million of the Q2 fiscal 2018 restructuring charges were recorded in cost of products sold. De minimis restructuring charges were also recorded in cost of products sold in Q3 fiscal 2018.
(2) Represents the depreciation and amortization expense true up for the Cortland business assets that were reclassified out of held for sale in Q3 fiscal 2019, as though the assets had never been classified as held for sale.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except for per share amounts)

	FISCAL 2018					FISCAL 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
ADJUSTED EARNINGS (1)
NET EARNINGS (LOSS) (GAAP MEASURE)	$5,226	$(18,221)	$29,012	$(37,664)	$(21,648)	$(17,452)	$2,753	$32,418	$-	$17,719
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	12,385	-	62,949	75,334	33,836	6,688	(11,162)	-	29,362
RESTRUCTURING CHARGES, NET OF TAX EFFECT (1)	6,254	3,784	(249)	(337)	9,452	300	(191)	(749)	-	(640)
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	601	601	-	-	358	-	358
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	1,302	-	1,302
OTHER INCOME TAX (BENEFIT) EXPENSE	-	9,705	(4,891)	(1,831)	2,983	-	2,258	5,412	-	7,670
ADJUSTED EARNINGS	$11,480	$7,653	$23,872	$23,718	$66,722	$16,684	$11,508	$27,579	$-	$55,771

ADJUSTED DILUTED EARNINGS PER SHARE (2)
NET EARNINGS (LOSS) (GAAP MEASURE)	$0.09	$(0.30)	$0.48	$(0.62)	$(0.36)	$(0.29)	$0.04	$0.52	$-	$0.29
IMPAIRMENT & DIVESTITURE CHARGES, NET OF TAX EFFECT	-	0.21	-	1.03	1.24	0.55	0.11	(0.18)	-	0.47
RESTRUCTURING CHARGES, NET OF TAX EFFECT (1)	0.10	0.06	-	(0.01)	0.15	0.01	-	(0.01)	-	(0.01)
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS,	-	-	-	0.01	0.01	-	-	0.01	-	0.01
NET OF TAX EFFECT
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	-	-	-	-	-	0.02	-	0.02
OTHER INCOME TAX (BENEFIT) EXPENSE	-	0.16	(0.09)	(0.02)	0.05	-	0.04	0.09	-	0.12
ADJUSTED DILUTED EARNINGS PER SHARE	$0.19	$0.13	$0.39	$0.39	$1.09	$0.27	$0.19	$0.45	$-	$0.90

ADJUSTED EBITDA (3)
NET EARNINGS (LOSS) (GAAP MEASURE)	$5,226	$(18,221)	$29,012	$(37,664)	$(21,648)	$(17,452)	$2,753	$32,418	$-	$17,719
FINANCING COSTS, NET	7,514	7,604	7,756	8,617	31,491	7,295	7,153	7,255	-	21,703
INCOME TAX (BENEFIT) EXPENSE	1,604	19,839	(3,995)	(8,472)	8,976	(72)	5,792	7,309	-	13,029
DEPRECIATION & AMORTIZATION	10,090	10,295	10,415	9,907	40,708	8,890	7,451	9,263	-	25,604
EBITDA	$24,434	$19,517	$43,188	$(27,612)	$59,527	$(1,339)	$23,149	$56,245	$-	$78,055
IMPAIRMENT & OTHER DIVESTITURE CHARGES	-	2,987	-	70,071	73,058	36,453	6,886	(10,597)	-	32,742
RESTRUCTURING CHARGES	6,629	4,284	1,186	746	12,845	403	60	1,115	-	1,578
DEBT MODIFICATION COSTS	-	-	-	-	-	-	-	288	-	288
ADJUSTED EBITDA	$31,063	$26,788	$44,374	$43,205	$145,430	$35,517	$30,095	$47,051	$-	$112,663

FOOTNOTES
NOTE:	The total of the individual quarters may not equal the annual total due to rounding.

(1)	Approximately $0.8 million of Q2 fiscal 2018 restructuring charges were recorded in cost of products sold. De minimis restructuring charges were also recorded in cost of products sold in Q3 fiscal 2018.

(2)	Adjusted earnings and adjusted diluted earnings per share represent net earnings (loss) and diluted earnings (loss) per share per the Condensed Consolidated Statements of Operations net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings (loss) or diluted earnings (loss) per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies. The total of the individual components may not equal due to rounding.

(3)	EBITDA represents net earnings (loss) before financing costs, net, income tax (benefit) expense, and depreciation & amortization. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA and Adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA should not be considered as an alternative to net earnings (loss), operating profit (loss) or operating cash flows. Actuant has presented EBITDA because it regularly reviews this performance measure. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(Dollars in millions, except for per share amounts)

	Q4 FISCAL 2019		FISCAL 2019
	LOW	HIGH	LOW	HIGH
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO ADJUSTED
DILUTED EARNINGS PER SHARE GUIDANCE
GAAP DILUTED EARNINGS PER SHARE	$0.14	$0.22	$0.43	$0.51
IMPAIRMENT & OTHER DIVESTITURE CHARGES, NET OF TAX EFFECT	TBD	TBD	0.47	0.47
RESTRUCTURING CHARGES, NET OF TAX EFFECT	0.11	0.09	0.10	0.08
ACCELERATED DEBT ISSUANCES & MODIFICATION COSTS, NET OF TAX EFFECT	-	-	0.01	0.01
DEPRECIATION & AMORTIZATION TRUE UP, NET OF TAX EFFECT	-	-	0.02	0.02
OTHER INCOME TAX (BENEFIT) EXPENSE	TBD	TBD	0.12	0.12
ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE	$0.25	$0.31	$1.15	$1.21

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
CASH FLOW FROM OPERATIONS			$87	$100
CAPITAL EXPENDITURES			(25)	(30)
OTHER			-	-
FREE CASH FLOW GUIDANCE			$62	$70

FOOTNOTES
NOTE:	Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contacts

Contact:
Barb Bolens
VP Corporate Strategy & Investor Relations
262-293-1562